Exhibit H


               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TI), LLC
                               225 HIGH RIDGE ROAD
                               STAMFORD, CT 06905


UST Securities Corp.
499 Washington Boulevard
Jersey City, NJ  07310

       Re: APPOINTMENT OF UST SECURITIES CORP. AS PLACEMENT AGENT

Ladies and Gentlemen:

          Pursuant to the terms of this agreement (the "Agreement"), Excelsior Directional Hedge Fund of Funds (TI), LLC (the "Company"), a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a non-diversified, closed-end management investment company, hereby agrees with UST Securities Corp. ("UST") as follows

          1.   COMPANY OFFERING.

          The Company proposes to issue and to sell its limited liability company interests ("Interests") in accordance with a Confidential Memorandum issued by the Company, dated May 2007, as amended or supplemented from time to time (the "Confidential Memorandum").

          2.   DEFINITIONS.

          All capitalized terms used in this Agreement that are not separately defined herein shall have the respective meaning set forth in the Confidential Memorandum, which together with the limited liability company agreement of the Company and the subscription agreement of the Company, as each may be amended from time to time, constitute the offering documents of the Company (collectively, the "Offering Documents").

          3.   PLACEMENT OF INTERESTS.

               (a) Subject to the terms and conditions set forth herein, the Company hereby appoints UST as its placement agent in connection with the placement of Interests. Subject to the performance in all material respects by the Company of its obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Company contained herein, UST hereby accepts such agency and agrees on the terms and conditions herein set forth to offer Interests to qualified subscribers. UST shall have the right hereunder to retain other securities dealers ("Sub-Agents") to conduct such solicitation and agrees to use all reasonable efforts to assist the Company in obtaining performance by each subscriber. Each Sub-Agent shall give UST in a separate Sub-Agency Agreement representations and warranties substantially similar to those contained in Section 8 of this Agreement. UST agrees (and will ensure that each Sub-Agent agrees) that Interests shall be offered and sold only in accordance with the terms and conditions set forth in this Agreement (or Sub-Agency Agreement) and the Offering Documents. UST shall not have any liability to the


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Company in the event that any  subscriber  fails to  consummate  the purchase of
Interests for any reason other than UST's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

               (b) The offers and sales of Interests are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and Regulation D under the Securities Act. Both UST and the Company have established the following procedures in connection with the offer and sale of Interests and agree that UST will make offers or sales of any Interests in compliance with such procedures:

                        (i) Offers and sales of Interests will be made only in compliance with Regulation D under the Securities

      Act and only to investors that qualify as "accredited investors," as defined in Rule 501(a) under the Securities Act, and as "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended.

                        (ii) No sale of Interests to any one investor will be for less than the minimum denominations as may be specified in the Confidential Memorandum or as otherwise approved by the Board of Managers of the Company (the "Board").

                        (iii) No offer or sale of any Interest shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Interests have not been registered or qualified for offer and sale under applicable state securities laws unless such Interests are exempt from the registration or qualification requirements of such laws.

               (c) For purposes of the offering of Interests, the Company has furnished to UST copies of the Offering Documents which UST shall furnish to prospective investors. Additional copies of the Offering Documents will be furnished to UST by the Company in such numbers as UST may reasonably request for purposes of the offering. UST is authorized to furnish to prospective purchasers only such information concerning the Company and the offering as may be contained in the Offering Documents or any written supplements thereto, and such other materials as UST has prepared and which comply with applicable laws and regulations, including the rules of the National Association of Securities Dealers, Inc. (the "NASD").

          4.   SUBSCRIPTIONS FOR INTERESTS

               (a) The Company may from time to time, in the sole discretion of the Board, offer Interests to potential investors for purchase.

               (b) All subscriptions for Interests and payments by subscribers of subscription amounts for Interests shall be made pursuant to the terms and conditions set forth in the Offering Documents.

               (c) All payments received by UST hereunder for subscriptions in the name and on behalf of the Company shall be handled by UST in accordance with the terms of the subscription documentation.


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               (d)  If an  offering  is not  completed  in  accordance  with the conditions set forth in the Offering Documents, the Company may terminate the offering. In such case, UST will instruct the Company's escrow agent to return all subscription payments to investors.

               (e) In an offering, the minimum initial and additional investment requirements shall be such amounts as are specified in the Confidential Memorandum. All subscriptions for Interests in an offering and payments therefor shall be made pursuant to the terms and conditions set forth in the Confidential Memorandum, and subscriptions shall be subject to acceptance by UST as agent for the Company, as described in Section 5 below.

          5.   ACCEPTANCE OF SUBSCRIPTIONS.

               (a) UST is appointed as agent of the Company for purposes of determining whether to accept subscriptions for Interests. Subscriptions shall be accepted only if the investor: (a) has supplied, or in the case of an additional subscription by an existing member of the Company ("Member"), previously supplied, to UST, either directly or indirectly, properly completed subscription documentation; (b) has made proper payment for Interests; and (c) UST has made a determination, using such reasonable procedures adopted by UST, that the investor meets all eligibility requirements for the purchase of
Interests. Subscriptions shall not be accepted if it appears to UST that subscription documentation has not been properly completed, in which case UST shall use reasonable efforts to obtain properly completed subscription documentation.

               (b)  Properly  completed  subscription   documentation  shall  be
promptly transmitted to the administrator for the Company.

               (c) United States Trust Corporation and its affiliates ("U.S. Trust") may, from time to time, receive subscriptions for Interests directly from investors, in which case U.S. Trust will provide UST with such originals and copies of the subscription documentation as UST may require.

          6.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to UST that:

               (a) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Confidential Memorandum.

               (b) Interests to be or which may be issued by the Company have been duly authorized for issuance and sale and, when issued and delivered by the Company, Interests will conform to all statements relating thereto contained in the Confidential Memorandum.


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               (c)  The issue and sale of Interests and the execution,  delivery and performance of the Company's obligations under the Confidential Memorandum will not result in the violation of any applicable law.

               (d) The Company will apply the proceeds from the sale of Interests for the purposes set forth in the Confidential Memorandum.

               (e) The Confidential Memorandum will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in light of the circumstances under which they were made, not misleading.

               (f) This Agreement has been duly authorized, executed and delivered by the Company and, assuming UST's execution hereof, will constitute a valid and binding agreement of the Company.

          7.   COVENANTS OF THE COMPANY.

          The Company covenants and agrees with UST as follows:

               (a)  UST shall be furnished  with such  documents and opinions as
UST may require from time to time for the purpose of enabling UST to pass upon the issuance and sale of Interests as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and in connection with the issuance and sale of Interests as herein contemplated shall be satisfactory in form and substance to UST.

               (b) If an event occurs which in the opinion of counsel to the Company materially affects the Company and which should be set forth in an amendment or supplement to the Confidential Memorandum in order to make the statements therein not misleading in light of the circumstances under which they are made, the Company will notify UST as promptly as practical of the occurrence of such event and will prepare and furnish to UST copies of an amendment or supplement to the Confidential Memorandum in such reasonable quantities as UST may request, in order that the Confidential Memorandum will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

          8.   REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT.

          UST represents and warrants that:

               (a) UST is duly authorized to enter into and perform, and has duly executed and delivered, this Agreement.

               (b) UST has and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to provide the services required to be provided by UST hereunder.


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               (c)  UST has not and will not  solicit  any offer to buy or offer to sell Interests in any manner which would be inconsistent with applicable laws and regulations (including, but not limited to, applicable anti-money laundering laws and regulations), or with the procedures for solicitations contemplated by the Confidential Memorandum, and this Agreement or by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or conduct any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

               (d) UST will furnish to each subscriber of Interests, identified either by UST or the Company, a copy of the Offering Documents prior to such person's admission as a Member.

               (e)  UST  will   maintain   the   confidentiality   of   investor
information in a manner consistent with the privacy policy adopted by the Company pursuant to Title V of the Gramm-Leach-Bliley Act, as amended.

               (f) UST agrees that each Sub-Agency Agreement between UST and a Sub-Agent will contain provisions requiring that the Sub-Agent: (1) keep records (and make them available to UST) of the Offering Documents distributed to all persons; (2) have reasonable procedures regarding the control and distribution of the Offering Documents; (3) not create or use offering materials for distribution to or use by prospective purchasers of Interests, other than the Offering Documents furnished by the Company and such other materials as UST has supplied or authorized for use; and (4) adopt and adhere to reasonable procedures designed to ensure that the offering of Interests is made only in accordance with the provisions of Section 3 relating to the offering of Interests and clauses (a) through (d) of this Section 8, in the case of the Sub-Agent as if the Sub-Agent were the placement agent.

          9.   COMPENSATION OF PLACEMENT AGENT.

               (a) UST shall not be entitled to receive any compensation from the Company for the services provided hereunder and instead UST shall be compensated for its services by U.S. Trust Hedge Fund Management, Inc. ("USTHFMI"), the Company's manager, in accordance with the terms of an agreement entered into between UST and USTHFMI or an affiliate thereof.

               (b) Pursuant to the terms of each Sub-Agency Agreement between UST and a Sub-Agent, a Sub-Agent may receive from UST either a one-time fee or an ongoing fee based upon the value of Interests purchased by investors that it introduces to the Company or based upon the initial contribution amount made by such investors in the Company. The Company will not be liable to Sub-Agents for payment of any fees pursuant to Sub-Agency Agreements or for reimbursement of any expenses incurred by Sub-Agents in connection with services provided pursuant to Sub-Agency Agreements.

               (c) Except as may otherwise be agreed to in writing by the Company, UST shall be responsible for the payment of all costs and expenses incurred by UST in


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connection  with  the  performance  of its  obligations  under  this  Agreement, including the costs associated with the preparation, printing and distribution of any sales materials.

          10.  INDEMNIFICATION.

          The parties agree to indemnify each another as follows:

               (a) The Company agrees to indemnify and hold harmless UST and its affiliates and their respective directors, officers or employees, executors, heirs, assigns, successors or other legal representatives (the "UST Indemnitees"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which UST or the UST Indemnitees may become subject under the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages or expense (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Confidential Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by UST or through UST expressly for the use therein; and further provided that this indemnity shall not protect UST or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which UST or they would be subject by reason of UST's own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of UST's or their duties hereunder. Any determination by the Company to indemnify UST for the foregoing liabilities shall be made in accordance with the requirements of Section 17 of the 1940 Act, as interpreted by the Securities and Exchange Commission. This indemnity will be in addition to any liability which the Company may otherwise have to UST under this Agreement.

               (b) UST agrees to indemnify and hold harmless the Company and its affiliates and each of their respective directors, officers or employees and its executors, assigns, successors or other legal representatives (the "U.S. Trust Group Indemnitees"), against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Company or the U.S. Trust Group Indemnitees may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) that may arise out of or are based upon any breach of any representation or warranty of UST contained herein or any untrue statement or alleged untrue statement of a material fact relating to UST contained in the Confidential Memorandum or any amendment or supplement thereto, or arise out of or are based


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upon the omission or alleged  omission to state therein a material fact relating to UST required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by UST to the Company expressly for use therein. This indemnity shall not protect the Company or the U.S. Trust Group Indemnitees from or against any liability to which the Company or the U.S. Trust Group Indemnitees would be subject by reason of their own willful misfeasance, bad faith, gross negligence or reckless disregard of their duties hereunder. This indemnity will be in addition to any liability which UST may have to the Company under this Agreement.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 10 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this
Section 10 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.


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          11.  CONFIDENTIAL INFORMATION.

          UST will have access to and become acquainted with records of and information relating to the Company, its investors and affiliates (collectively, "Confidential Information"). Neither UST nor any of its officers, employees or agents shall disclose any of the Confidential Information (including any client list or other confidential information relating to the businesses of the Company or its affiliates), directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of performing duties for the Company under this Agreement and unless the disclosure of any such Confidential Information is otherwise consented to, in writing, by the Company. As used in this Section 11 the term "Confidential Information" does not include information that (a) becomes or has been generally available to the public other than as a result of disclosure by the Company; (b) was available to UST on a non-confidential basis prior to its disclosure by the Company or any of its affiliates; or (c) is independently developed or becomes available to UST on a non-confidential basis from a source other than the Company or its affiliates.

          12.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

          The agreements, representations, warranties, indemnities and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of UST, or the Company, any members of the Board, directors or officers of any of the foregoing or any person controlling any of the foregoing, and (iii) acceptance of any payment for Interests hereunder. The provisions of this
Section 12 shall survive the termination or cancellation of this Agreement.

          13.  EFFECTIVE DATE AND TERM OF AGREEMENT.

          This Agreement shall become effective for all purposes as of May 1, 2007 and shall remain in effect for an initial term of two years from such date. Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Board, including the vote of a majority of the Board members who are not "interested persons," as defined by the 1940 Act, of the Company, and the rules thereunder, of the Company.

          14.  TERMINATION.

          This Agreement may be terminated as follows:

               (a) Any party may terminate this Agreement without cause by written notice to the other on not less than thirty (30) days notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other, by written notice to such other at any time.

               (b) By written notice to the Company, UST may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Confidential Memorandum, any material adverse change in the condition, financial or otherwise, of the Company, which in UST's opinion, will make it inadvisable to proceed with the offering of Interests;
(ii) there has  occurred  any  outbreak  of  hostilities  or other  domestic  or


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international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in UST's judgment, impracticable to offer Interests or enforce contracts for the sale of Interests; and (iii) any
order   suspending  the  sale  of  Interests  shall  have  been  issued  by  any jurisdiction in which a sale or sales of Interests shall have been made, or proceedings for that purpose shall have been initiated or, to the best knowledge and belief of UST, shall be contemplated.

               (c) This Agreement shall terminate automatically in the event of its "assignment" as such term is defined by the 1940 Act and the rules thereunder.

          15.  DELEGATION OF POWERS.

          UST shall be entitled to delegate its duties, functions or powers under this Agreement only to a Sub-Agent in accordance with the provisions of this Agreement.

          16.  NOTICES.

          All communications under this Agreement shall be given in writing, sent by (i) telecopier, (ii) e-mail, or (iii) registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.


          If to the Placement Agent:

          UST Securities Corp.
          499 Washington Boulevard
          Jersey City, NJ  07310
          Telephone:  (212) 852-3647
          Attn:  Robert Doto

          If to the Company:

          Excelsior Directional Hedge Fund of Funds (TI), LLC
          225 High Ridge Rd.
          Stamford, CT  06905
          Telephone:  (203) 352-4443
          Attn:  Steven L. Suss

          17.  MISCELLANEOUS.

               (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and no other person shall have any right or obligation hereunder.


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               (b)  This   Agreement   supersedes   all  prior   agreements  and
understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          18.  GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof, and with the provisions of the 1940 Act. In the event of any conflict between the provisions of the laws of New York and those of the 1940 Act, the 1940 Act provisions shall control.

          19. The parties to this Agreement agree that the obligations of the Company under this Agreement shall not be binding upon USTHFMI, any Board members, Members or any officers, employees or agents, whether past, present or future, of the Company or USTHFMI, individually, but are binding only upon the assets and property of the Company.

          20. This Agreement may be amended only by written agreement of the parties hereto.

          21. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Confidential Memorandum.

          If the foregoing correctly sets forth our understanding with UST, please indicate acceptance in the space provided below.

                                       Very truly yours,

                                       EXCELSIOR DIRECTIONAL HEDGE FUND OF
                                       FUNDS (TI), LLC


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       Date:
                                             -----------------------------------



Agreed to and accepted:

UST SECURITIES CORP.


By:
    --------------------------------
    Name:
    Title:

Date:
      ------------------------------



Agreed to and accepted (with respect to Section 9(a) only):

U.S. TRUST HEDGE FUND MANAGEMENT, INC.


By:
    --------------------------------
    Name:
    Title:

Date:
      ------------------------------



                                     - 11 -